SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2004

Verticalnet, Inc.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-25269	23-2815834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chester Field Parkway, Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone, including area code: (610) 240-0600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 30, 2004, Verticalnet, Inc. (the “Company”) was served with a complaint dated September 21, 2004. The complaint was filed against the Company and several of its former officers and directors in U.S. District Court for the Eastern District of Pennsylvania in an action captioned Jodek Charitable Trust, R.A., Individually and as Assignee of Zvi Schreiber, LLC et. al. v. Vertical Net Inc. et. al., C.A. No. 04-4455. The complaint alleges that, in connection with the issuance of the Company’s stock to plaintiffs in connection with the Company’s acquisition of Tradeum, Inc. in March 2000, the plaintiffs were damaged by the defendants’ delays in registering stock, updating the registration of stock, releasing stock from lock-ups and releasing stock from escrows. Plaintiffs claim they sustained damages in excess of $65 million as a result of the decrease in stock price during the alleged delays.

The Company disputes the allegations raised in the complaint and intends to vigorously defend itself.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERTICALNET, INC.

Date: October 1, 2004	By:	/s/ GENE S. GODICK
	Name:	Gene S. Godick
	Title:	Executive Vice President and Chief Financial Officer